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EXHIBIT 10.21

ADESA, Inc.
Executive Restricted Stock Unit Awards

        On February 8, 2005, the Board of Directors of ADESA, Inc. ratified the Compensation Committee's award of restricted stock units (RSUs) under the Company's 2004 Equity and Incentive Plan to the following named executive officers in the amounts indicated below. Under the Plan, certain executive officers receive an annual RSU grant equal to 25% of the bonus earned in the prior year. The number of RSUs granted is determined based on the market value of the Company's common stock on the date the RSUs are granted. The RSUs are subject to a three-year cliff vesting schedule.

Name	Title	Market Value of Grant	Number of RSUs*
David G. Gartzke	Chairman, President and Chief Executive Officer	$133,146	5,968
James P. Hallett	Executive Vice President of ADESA, Inc. and President of ADESA Corporation, LLC	$65,948	2,956
Bradley A. Todd	Executive Vice President of ADESA, Inc. and President of Automotive Finance Corporation	$36,945	1,656
Cameron C. Hitchcock	Executive Vice President and Chief Financial Officer	$52,562	2,356
Brenda J. Flayton	Executive Vice President and Chief Administrative Officer	$26,460	1,186
Other Executive Officers	Various	$104,568	4,687

		$419,629	18,809

*
The number of RSUs granted was determined using the market value of the Company's common stock on the grant date (February 15, 2005).

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  EXHIBIT 10.21